Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Helomics Holding Corporation and Subsidiaries

Pittsburgh, Pennsylvania

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Helomics Holding Corporation and Subsidiaries (Company) as of September 30, 2018, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the nine months ended September 30, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion the financial statements present fairly in all material respects, the financial position of the Company as of September 30, 2018, and the results of its operations and its cash flows for the nine months ended September 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s products are being developed and have not generated significant revenues. As a result, the Company has suffered recurring losses and its liabilities exceed its assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018.

Schneider Downs & Co., Inc.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania

January 22, 2019

Helomics Holding Corporation and Subsidiaries
Consolidated Balance Sheet
as of September 30, 2018

Current Assets:
Cash & Cash Equivalents	$19,834
Accounts Receivable, net	342,967
Inventories, net	18,676
Prepaid Expenses	26,865

Total Current Assets	408,342

Fixed Assets, net	1,503,468
Intangible Assets, net	164,282
Equity Investment	1,166,000

Total Assets	$3,242,092

Current Liabilities:
Accounts Payable	$1,907,327
Accrued Expenses	1,454,517
Capital Leases - Short Term	21,032
Notes Payable - Precision Therapeutics	227,512
Notes Payable - Senior Promissory, net of discount	6,575,770

Total Current Liabilities	10,186,158

Stockholders' Deficit
Preferred Stock, 5mm authorized, 2.5mm outstanding	2,500
Common Stock, $.001 par value, 50mm authorized, 10.8mm outstanding	10,833
Additional Paid In Capital	5,249,867
Accumulated Deficit	(12,328,266)
Accumulated other comprehensive income	121,000

Total Stockholders' Deficit	(6,944,066)

Total Liabilities and Stockholders' Deficit	$3,242,092

The accompanying notes are an integral part of these consolidated financial statements.

Helomics Holding Corporation and Subsidiaries
Consolidated Statement of Operations and Other Comprehensive Loss
For the nine months ended September 30, 2018

Revenue, net	$425,065

Cost of goods sold	156,475

Gross margin	268,590

General & adminstrative expense	2,681,618

Operations expense	1,435,601

Sales & marketing expense	204

Total expense	4,117,423

Net loss on operations	(3,848,833)

Interest Expense	3,449,104
Other income	198,597

Net Loss	$(7,099,340)

Other comprehensive income
Unrealized gain on equity investment	121,000

Comprehensive loss	$(6,978,340)

The accompanying notes are an integral part of these consolidated financial statements.

Helomics Holding Corporation and Subsidiaries
Statement of Changes in Acccumulated Deficit

	Preferred Stock Shares	Preferred Shares Amount	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total

Balance at 12/31/17	—	—	10,000,100	$10,000	$1,210	—	$(5,228,926)	$(5,217,716)

Issuance of Preferred Stock, 2,500,000 shares, $.001 per share	2,500,000	$2,500			1,042,500			1,045,000
Issuance of Common Stock, 833,333 shares, $.001 per share			833,333	833	499,167			500,000
Warrants Issued w/Convertible Notes					3,706,990			3,706,990
Unrealized gains on equity investment						$121,000		121,000
Net Loss							(7,099,340)	(7,099,340)

Balance at 09/30/18	2,500,000	$2,500	10,833,433	$10,833	$5,249,867	$121,000	$(12,328,266)	$(6,944,066)

The accompanying notes are an integral part of these consolidated financial statements.

Helomics Holding Corporation and Subsidiaries
Consolidated Statement of Cash Flows
September 30, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,099,340)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt issuance costs	2,666,767
Depreciation and amortization	909,592
Changes in operating assets and liabilities:
Accounts receivable	81,332
Prepaid expenses & other assets	(19,298)
Inventories	21,603
Accounts payable and accrued expenses	427,923

Net Cash Used In Operating Activities	(3,011,421)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of fixed assets	(3,695)

Net Cash Used In Investing Activities	(3,695)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from senior promissory notes	3,000,000
Proceeds from notes payable	60,000
Payments on capital leases	(70,066)

Net Cash Provided by Financing Activities	2,989,934

Net Decrease In Cash And Cash Equivalents	(25,182)

CASH AND CASH EQUIVALENTS
Beginning of period	45,016

End of period	$19,834

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Cash paid during the period for interest	$6,831

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES
Conversion of debt to common stock	$500,000
Issuance of preferred stock	$1,045,000
Conversion of derivative liability to notes payable	$1,153,998

The accompanying notes are an integral part of these consolidated financial statements.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

A. Nature of Operations and Continuance of Operations

Helomics Holding Corporation (the “Company” or “Helomics”) was originally incorporated on November 15, 2016 in Delaware as Helomics Corporation. The Company commenced its operations on December 7, 2016, when Helomics Holding Corporation, through its wholly-owned subsidiary Helomics Intermediate Corporation, acquired all the outstanding shares of the Helomics Corporation. Helomics® is a personalized medicine company providing an actionable roadmap for patients and their oncologist to guide therapy and positively impact patient outcomes. Helomics has a highly valuable asset in the form of actionable big data on patients with cancer that details how their tumors respond to chemotherapy. The Company’s business model consists of three complementary pillars, all of which are currently revenue-generating and have growth strategies in place. The Company’s initial pillar is the Precision Oncology Insights business, which involves comprehensive tumor profiling, using the power of Artificial Intelligence and the Digital Clinical Health Insight Platform (D-CHIP), to provide a personalized oncology roadmap for patients and their oncologists. The Company’s second pillar offers boutique CRO (Contract Research Organization) services that leverage the Company’s TruTumor™, patient-derived tumor models coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and a proprietary bioinformatics platform (D-CHIP) to provide a tailored solution to the Company’s client’s specific needs. The Company’s third pillar, the D-CHIP bioinformatics, is a proprietary Artificial Intelligence-powered bioinformatics engine that provides actionable insights from the rich patient data Helomics collects as part of its diagnostic business. Pharma and diagnostics companies use the D-CHIP to aid disease diagnosis or drive patient selection for clinical trials.

Helomics is specifically attentive toward oncology insights for six specific cancers (ovarian, breast, pancreatic, colon, lung and brain cancer), and the Company intends to be the world leader in the artificial intelligence for those six cancers, providing actionable data that can facilitate the development of precision therapies.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations and was purchased by a new ownership group on December 7, 2016. The Company has experienced negative cash flows from operations since inception, and operations have been funded by debt and equity issuances. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not contain any adjustments to reflect the possible future effects of the recoverability or classification of assets or the amounts and classifications of liabilities that may result.

Through the nine months ending September 30, 2018, the Company has continued to realize recurring losses from operations and thus a negative cash flow from operations. The Company intends to seek strategic partners and/or mergers with a public entity for purposes of raising additional capital to fund operations going forward.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies applied by management in the preparation of the accompanying financial statements follows:

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

A.	PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Helomics Holding Corporation, and its subsidiaries, Helomics Intermediate Corporation, and Helomics Corporation. All intercompany accounts and transactions have been eliminated in consolidation.

B.	Accounting Policies and Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C.	Advertising

Advertising costs are expensed as incurred. Advertising expenses were $204 for the nine months ended September 30, 2018.

D.	Research and Development

Research and development costs are charged to operations as incurred. There were no research and development costs incurred for the nine months ended September 30, 2018.

E.	Revenue Recognition

The Company currently recognizes revenue in accordance with ASC 605 - Revenue Recognition. The Company recognizes revenue when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. The precision diagnostics are recognized at gross revenue at time of final test and an uncollectible amount equal to eighty-five percent of the gross billed amount is recorded based on the Company’s historical collections from Medicare and private payors insurance reimbursement.

Effective January 1, 2019, the Company will adopt ASC 606 - Revenue from Contracts with Customers, which amends the guidance for the recognition of revenue from contracts with customers for the transfer of goods and services, by using the modified-retrospective method applied to any contracts that were not completed as of January 1, 2019.

The results for the period beginning after January 1, 2019, will be presented in accordance with the new standard. Upon adoption, the Company will recognize revenue following the five-step model outlined in ASC 606. The Company’s CRO and D-CHIP revenue will be contract based as well as subscription based for D-CHIP in which revenue would be recognized on a monthly basis, equivalent to the term of the contract. For the nine months ended September 30, 2018 no such contracts have been entered into and therefore no cumulative adjustment will need to be recorded in 2018.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

F.	Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximate fair value. The Company at times maintains cash balances at financial institutions in excess of the amounts insured by the Federal Deposit Insurance Corporation. The Company believes it has placed its cash with high credit quality financial institutions and does not believe it is exposed to any significant credit risk.

G.	Fair Value Measurements

Under generally accepted accounting principles as outlined in the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting standards ASC 820 establishes a three-level fair value hierarchy that prioritizes information used in developing assumptions when pricing an asset or liability as follows:

Level 1 - Observable inputs such as quoted prices in active markets for identical assets and liabilities,

Level 2 - Inputs other than quoted prices in active markets, that are observable either directly or indirectly for similar assets and liabilities; and

Level 3 - Unobservable inputs where there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company uses observable market data, when available, in making fair value measurements. Fair value measurements are classified according to the lowest level input that is significant to the valuation. The carrying amounts of our cash, accounts receivable, accounts payable and notes payable approximated fair value as of September 30, 2018 due to their short-term nature (Level 1). The Company has no Level 3 financial instruments at September 30, 2018 as the convertible notes were exercised during 2018 and no longer contain an embedded derivative instrument (See Note 3).

H.	RECEIVABLES

Receivables are reported at the amount the Company expects to collect on balances outstanding. The Company provides for probable uncollectible amounts through charges to earnings and credits to the valuation based on management’s assessment of the current status of individual accounts, changes to the valuation allowance have not been material to the financial statements. The allowance for doubtful accounts was $1,087,731 as of September 30, 2018.

I.	Inventories

Inventories are stated at the lower of cost or net realizable value, with cost determined on a first-in, first-out basis. Inventory balance is as follows:

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

September 30, 2018

Lab Operating Supplies	$33,895
Inventory Reserve	(15,219)

Total	$18,676

J.	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the respective assets. Estimated useful asset life by classification is as follows:

Years
Computer Equipment & Software	3
Leasehold Improvements	5
Laboratory Equipment	5-7
Furniture & Fixtures	3

The Company’s investment in fixed assets consists of the following:

September 30,
2018

Computer Equipment & Software	$462,876
Leasehold Improvements	56,154
Laboratory Equipment	3,432,524
Furniture & Fixtures	194,710
Total	4,146,264
Less: Accumulated Depreciation	(2,642,796)

Total Fixed Assets, net	$1,503,468

Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred. Depreciation expense was $899,072 for the nine months ended September 30, 2018.

K.	Intangible Assets

Intangible assets consist of trademarks and patent costs. Amortization expense was $10,520 for the nine months ended September 30, 2018. The assets are amortized over eighteen years and are reviewed for impairment annually, and impairment losses, if any, are charged to operations when identified.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company reviews identifiable intangible assets for impairment in accordance with ASC 350 - Intangibles - Goodwill and Other, whenever events or changes in circumstances indicate the carrying amount may not be recoverable. The Company’s intangible assets are currently solely the costs of obtaining trademarks from the Company’s acquisition of Helomics. Events or changes in circumstances that indicate the carrying amount may not be recoverable include, but are not limited to, a significant change in the medical device marketplace and a significant adverse change in the business climate in which the Company operates.

If such events or changes in circumstances are present, the undiscounted cash flows method is used to determine whether the intangible asset is impaired. Cash flows would include the estimated terminal value of the asset and exclude any interest charges. If the carrying value of the asset exceeds the undiscounted cash flows over the estimated remaining life of the asset, the asset is considered impaired, and the impairment is measured by reducing the carrying value of the asset to its fair value using the discounted cash flows method. The discount rate utilized is based on management’s best estimate of the related risks and return at the time the impairment assessment is made. Based on the Company's evaluation, no impairment expense has been recognized for the nine-months ended September 30, 2018.

L.	Income Taxes

The Company accounts for income taxes in accordance with ASC 740 - Income Taxes (ASC 740). Under ASC 740, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company reviews income tax positions expected to be taken in income tax returns to determine if there are any income tax uncertainties. The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by taxing authorities, based on technical merits of the positions. The Company has identified no income tax uncertainties.

Tax years subsequent to 2014 remain open to examination by federal and state tax authorities.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (“Tax Reform Act”) was signed into law, making significant changes to the Internal Revenue Code. Changes include a reduction in the corporate tax rates, changes to operating loss carry-forwards and carrybacks, and a repeal of the corporate alternative minimum tax. The legislation reduces the U.S. corporate income tax rates from 34% to 21%. As a result of the enacted law, the Company revalue its deferred tax assets and liabilities at the new enacted rate.

M.	Patents and Intellectual Property

All Patents and Intellectual Property of ChemoFx® in use by the Company are currently owned by Healthcare Royalty Partners (former owners) and are being used by the Company in accordance with the Merger Agreement between Helomics and HealthCare Royalty Partners. The Company agreed to a term sheet for a nonexclusive license agreement on the patented ChemoFx technology. Terms were for an 8% royalty on net sales of ChemoFx®. As of the date of this report, the license agreement has not been finalized, and no accrued royalty has been recognized.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

N.	Risks and Uncertainties

The Company is subject to risks common to companies in the clinical diagnostic and service industry, including, but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and compliance with regulations of the FDA and other governmental agencies.

O.	RecentLY ISSUED Accounting PRONOUNCEMENTS

In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers and created a new topic in the FASB ASC, Topic 606, and has since amended the standard with ASU 2015-14, “Revenue from Contracts with Customers: Deferral of the Effective Date” (ASU 2016-08), “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net)” (ASU 2016-10), “Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing” (ASU 2016-12), “Revenue from Contracts with Customers: Narrow-Scope Improvements and Practical Expedients” (ASU 2017-13). These new standards provide a single comprehensive revenue recognition framework for all entities and supersedes nearly all existing U.S. GAAP revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity should recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard is designed to create greater comparability for financial statement users across industries and requires enhanced disclosures. The amendments are effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. Early application is permitted. The FASB will allow two adoption methods, the full retrospective and modified retrospective approaches. The Company will implement the modified retrospective method which will be effective for the Company for all contracts with customers’ existing as of January 1, 2019. This standard will impact the Company’s CRO and D-CHIP business units as revenue from these units are generally contract based, are executed over a period of time and in some cases have multiple phases and/or milestones. Implementation of the standard in January 2019, using the modified retrospective approach, will not have a material effect on revenue, gross margin or operating income.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (ASU 2016-01). The standard changes how entities measure certain equity investments and present changes in the fair value of financial liabilities measured under the fair value option that are attributable to their own credit. Under the new guidance, entities will be required to measure equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income unless the investments qualify for the new practicability exception. The standard is effective for fiscal years beginning after December 15, 2018 including interim periods within those fiscal years. The Company has adopted this guidance in January 2019 and it will not have a material impact on its financial statements and disclosures.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842 (ASU 2016-02), which requires lessees to put most leases on their balance sheets but recognize the expenses on their income statements in a manner similar to current practice. The standard states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the timing of its adoption and the impact that the updated standard will have on its financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statements of cash flows. The amendments are effective for non-public business entities for fiscal years beginning after December 15, 2018. The amendments should be applied using a retrospective transition method to each period presented. If retrospective application is impractical for some of the issues addressed by the update, the amendments for those issues would be applied prospectively as of the earliest date practicable. Early adoption is permitted, including adoption in an interim period. The Company has adopted ASU 2016-15 in January 2019 and it will not have a material impact on its financial statements.

P.	RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In July 2017, FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The amendments in this update are intended to simplify the accounting for certain equity-linked financial instruments and embedded features with down round features that result in the strike price being reduced on the basis of the pricing of future equity offerings. Under the new guidance, a down round feature will no longer need to be considered when determining whether certain financial instruments or embedded features should be classified as liabilities or equity instruments. That is, a down round feature will no longer preclude equity classification when assessing whether an instrument or embedded feature is indexed to an entity's own stock. In addition, the amendments clarify existing disclosure requirements for equity-classified instruments. These amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2019, with early adoption permitted. The Company early adopted the applicable amendments in 2017 on a retrospective basis, which permitted the Company to classify the warrants issued along with its Convertible Promissory Notes containing such down round provisions as equity instruments within stockholders’ equity.

The Company reviewed all other significant newly issued accounting pronouncements and determined they are either not applicable to its business or that no material effect is expected on its financial position and results of its operations.

Q.	IMPAIRMENT

As a result of continued operating losses and cash flow deficiencies, the Company completed certain tests for the recoverability of long-lived assets held and used at the asset group level. Assessing the recoverability of long-lived assets held and used requires significant judgments and estimates by management. The Company will be required to conduct additional testing for the recoverability of long-lived assets held and used to the extent that a triggering event requiring such testing is identified in a future period.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

A significant decrease in the market price of a long-lived asset, adverse change in the use or condition of a long-lived asset, adverse change in the business climate or legal or regulatory factors impacting a long-lived asset and continued operating losses and cash flow deficiencies associated with a long-lived asset, among other indicators, could cause a future assessment to be performed which may result in an impairment of long-lived assets held and used. The amount of any impairment could be significant and could have a material adverse impact on our financial condition and results of operations for the period in which the impairment is recorded.

In assessing the recoverability of long-lived assets held and used, the Company determined the carrying amount of long-lived assets held and used to be in excess of the estimated future undiscounted net cash flows of the related assets. The Company proceeded to determine the fair value of its long-lived assets held and used, principally through use of the market approach. The Company’s use of the market approach included consideration of market transactions for comparable assets. Management concluded that the fair value of long-lived assets held and used exceeded their carrying value and as such no impairment loss was recorded.

NOTE 3 – SENIOR PROMISSORY NOTES

Commencing on December 7, 2016 and through September 19, 2017, the Company, through a series of transactions with various investors, raised $3,462,000 through the sale of convertible promissory notes with various maturity dates that could be extended by the Company with an automatic conversion feature in the event of qualified financing. The Company issued warrants equal to 1% of the offering price to note holders to purchase shares of common stock at an exercise price of $1.00 per share.

In connection with the offering, the Company paid the placement agent a placement agent fee of 8% of the gross proceeds received in the offering, 5% net payout of which was paid to the placement agent's brokers in connection with the offering. Additionally, the Company issued placement agent warrants to purchase 20% of the aggregate number of common stock purchase warrants sold in the offering, with an exercise price of $0.01 per share. In January 2018, the Company executed a Subscription Agreement to bring additional operating capital into the company in the form of 15% senior promissory notes. The private offering was up to $3,000,000 and 6,000,000 warrants to purchase shares of the Company’s common stock. The warrants carry an exercise price of $1.00.

Between the period of January 5, 2018 and April 18, 2018, through a series of transactions with various investors, the Company raised $3,000,000 through the sale of senior promissory notes. The issuance of these senior notes triggered a qualified financing event and thus the convertible promissory notes issued in 2016 and 2017 were converted into the senior promissory notes. Based on the terms of the notes the incremental conversion value was calculated using the notes’ aggregate purchase price and the embedded 75% conversion rate, resulting in an increase in value of the notes from $3,461,995 to a total liability of $4,615,993, including a derivative liability of $1,153,998 at December 31, 2017.

In addition to the original 3,461,995 warrants issued with the convertible notes, the Company was required to issue an additional 5,769,992 warrants to purchase common stock of the Company. The terms of the convertible promissory notes for the year ended December 31, 2017, prior to conversion, included maturity dates ranging from June 30, 2018 to September 20, 2018 and bore no interest. Upon conversion in 2018 the term of the notes changed to a maturity date of January 16, 2019.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SENIOR PROMISSORY NOTES (Continued)

At September 30, 2018 outstanding senior promissory notes consisted of:

September 30,
2018

Senior Promissory Notes	$7,615,993
Debt Discounts - Warrants	(1,040,223)

$6,575,770

NOTE 4 - NOTES PAYABLE - PRECISION THERAPEUTICS

The Company has outstanding notes payable with Precision Therapeutics Inc. (“Precision”) totaling $667,512 which is collateralized by equipment owned by the Company in excess of $700,000. These secured promissory notes bear interest of 8% per annum. In January 2018, $500,000 of these notes were converted into common stock resulting in a total note payable of $167,512 as of September 30, 2108

In September 2018, the Company received additional funds totaling $60,000 in the form of a promissory note from Precision. All outstanding amounts are due on demand.

NOTE 5 - EQUITY

On December 6, 2016, the Company amended its Certificate of Incorporation to increase the authorized shares of its common stock, $.001 par value, to 50,0000,000 shares from 1,000,000 shares and increase the authorized shares of its preferred stock, $.001 par value, to 5,000,000 shares from 100,000 shares.

Common Stock

At September 30, 2018, the Company had issued and outstanding 10,833,433 shares of its common stock. See note 11 for issuance of additional common stock in connection with the conversion of $500,000 in notes payable to Precision Therapeutics.

Preferred Stock

At September 30, 2018, the Company had issued and outstanding 2,500,000 shares . See note 11 for issuance of preferred stock to Precision Therapeutics in connection with the stock exchange agreement that was executed in January 2018. The terms of the preferred stock are described below:

Voting

The preferred stockholders are entitled to vote, together with the holders of common stock as one class, on all matters to which holders of common stock shall be entitled to vote, in the same manner and with the same effect as the common stockholders.

Dividends

The holders of the preferred stock shall be entitled to receive dividends, when, as, and if declared by the board of directors, ratably with any declaration or payment of any dividend on common stock. To date there have been no dividends declared or paid by the Company.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – EQUITY (Continued)

Liquidation

The holders of the preferred stock shall be entitled to receive, before and in preference to, any distribution of any assets of the Company to the holders of common stock, an amount equal to $0.001 per share, plus any declared but unpaid dividends.

NOTE 6 - STOCK WARRANTS

Stock warrant transactions for the period December 31, 2017 through September 30, 2018 were as follows:

	Warrants	Exercise Price

Warrants outstanding & exercisable at December 31, 2017	4,154,394	$0.01-1.00

Granted during the period
Investor warrants	11,769,992	$1.00
Placement agent warrants	300,000	0.01
Warrants outstanding & exercisable at September 30, 2018	16,224,386	$0.01-1.00

# of Shares under
Exercise Price	Warrants

$0.01	992,399
$1.00	15,231,987

Total Warrants	16,224,386

The common stock warrants have an expiration date of five years from the issuance date and an exercise price of $1.00. The common stock warrants issued to the placement agent have an expiration date of five years from the issuance date and an exercise price of $0.01.

NOTE 7 - INCOME TAXES

The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods. Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Tax Reform Act was enacted December 22, 2017.

The new legislation, among other things, includes reduction in the U.S. federal tax rates from 34% to 21% as well as changes to net operating loss carry-forwards, imposes significant additional limitations on the deductibility of interest expenses, allows full expensing of qualified property, repeal of the corporate alternative minimum tax and puts into effect the migration from a ‘worldwide” system of taxation to a territorial system.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INCOME TAXES (Continued)

As a result of the reduction in the federal corporate income tax rate, the Company has revalued its deferred tax assets and liabilities at the new enacted 21% corporate income tax rate.

There was no income tax impact from the remeasurement due to the 100% valuation allowance on the Company’s deferred tax assets. There is no federal or state income tax provision in the accompanying statements of operations due to the cumulative operating losses incurred and 100% valuation allowance for the deferred tax assets.

During June 2013 and December 2016, the Company experienced an "ownership change" as defined in Section 382 of the Internal Revenue Code, which could potentially limit the amount of the Company’s net operating loss carryforwards that may be utilized on an annual basis to offset taxable income in future periods. Consequently, the limitations, if any, could result in the expiration of the Company’s loss carryforwards before they can be utilized.

The general limitation rules allow the Company to utilize its NOLs subject to an annual limitation that is determined by multiplying the federal long-term tax-exempt rate by the Company’s value immediately before the ownership change.

At September 30, 2018, the Company had approximately $239,401,000 of gross federal NOL’s to reduce taxable income, subject to the Section 382 limitations described above. The federal NOLs will expire beginning in 2019 if unused, while the net operating loss expiration related to the various state income tax returns filed, will vary by state jurisdiction.

The Company's net deferred tax assets, which include the NOLs, are subject to a full valuation allowance. The Company periodically evaluates the deferred tax assets to determine if the assumptions and estimates should change.

The Company files income tax returns in the U.S. federal jurisdiction, and various other state jurisdictions. The Company did not recognize interest and penalties related to unrecognized tax benefits in income tax expense for the nine months ended September 30, 2018.

Management evaluated the Company’s tax positions considering many factors, including past experience and complex judgments about future events and concluded that the Company had taken no uncertain tax positions at September 30, 2018 that require adjustment to the financial statements. The Company does not anticipate significant changes in its uncertain tax positions over the next twelve months. It is the Company’s practice to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

NOTE 8 - LEASE OBLIGATIONS

The Company’s corporate offices are located at 91 43rd Street Pittsburgh, PA. On October 17, 2017, the Company signed a second amendment to its lease last amended on February 28, 2016. The lease, as amended, has a three-year term effective February 1, 2018, ending January 31, 2021. The Company leases 17,417 square feet at this location, of which approximately 1,000 square feet are used for office space and 16,417 square feet is used for laboratory operations. The Company expects that this space will be adequate for its current office and laboratory needs. Rent expense was $323,834 for the nine months ended September 30, 2018.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - LEASE OBLIGATIONS (Continued)

The Company’s remaining rent obligation for the next four years is as follows:

Year
Ended	Amount

2018	$98,364
2019	393,450
2020	393,450
2021	32,788

Total	$918,052

NOTE 9 - CAPITAL LEASE OBLIGATIONS

In December 2017, the Company financed the purchase of equipment with a value of $126,190, through a capital lease arrangement of $63,095 and from a note from Precision Therapeutics of $63,095.

The value of the equipment is included in the laboratory equipment within the fixed assets on the consolidated balance sheet. Future minimum capital lease payments as of September 30, 2018 were comprised of the following:

2018	$16,465
2019	5,488
Total	21,953
Less: Amounts representing interest	(921)

$21,032

NOTE 10 - RETIREMENT SAVINGS PLANS

The Company has a pre-tax salary reduction/profit-sharing plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers employees meeting certain eligibility requirements. In 2018, the Company matched 25%, of the employees’ contribution up to 6.0% of their earnings. The employer contribution was $15,179 for the nine months ended September 30, 2018. There were no discretionary contributions to the plan in 2018.

NOTE 11 - SALE OF PREFERRED STOCK

On January 12, 2018, Helomics Holding Corporation issued 2,500,000 shares of its Series A Preferred Stock to Precision Therapeutics Inc. (formerly Skyline Medical Inc.) in exchange for 1,100,000 shares of Precision common stock, with a market value of $.95 per share. The shares of Helomics preferred stock are convertible into 20% of the outstanding capital stock of Helomics. The 1,100,000 shares of Precision common stock are being held in escrow for Helomics pursuant to an escrow agreement under which the shares will be released following a determination that Helomics’ revenues in any 12-month period have been equal to or greater than $8,000,000. Per the agreement there is no maturity date on the escrow agreement and the Company does not lose the right to the shares in escrow unless an agreement is reached to terminate the escrow agreement or the share exchange agreement.

HELOMICS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - SALE OF PREFERRED STOCK (Continued)

The Company does not have the ability to trade these shares until the shares are released from escrow. The asset for this transaction is recorded on the balance sheet as equity investment. The Company recognized an unrealized gain in other comprehensive income on the securities of $121,000, reflective of the stock price of $1.06 at September 30, 2018.

In addition, on February 27, 2018, Skyline converted $500,000 in principal amount of secured notes into 833,333 shares of Helomics common stock. The Helomics shares held by Skyline, in the aggregate, represent 25% of the outstanding capital stock of Helomics on an as-converted basis.

NOTE 12 - ACQUISITION

On June 28, 2018, the Company entered into a definitive merger agreement with Precision to acquire the remaining stock. Under the terms of the deal, upon completion of the merger, all outstanding shares of Helomics stock not already held by Precision will be converted into the right to receive a proportionate share of 4,000,000 shares of newly issued Precision common stock (“Merger Shares”) and 3,500,000 shares of newly issued Precision preferred stock, in addition to the 1,100,000 Precision shares already issued to Helomics for Precision’s initial 20% ownership in Helomics.

The merger is conditional on at least 75% of Helomics’ $7,600,000 in outstanding promissory notes being exchanged for additional shares of Precision common stock at $1.00 per share. In addition, the note holders were offered additional warrants in exchange for converting the debt at merger close. If all note holders exercise the option to convert, the total outstanding warrants at the time of merger would total 23,741,772. These Helomics warrants will be exchanged for warrants to purchase Precision common stock, at a ratio of 0.6 Precision warrants for each Helomics warrant.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

The Company has several legal claims brought against it in 2017 from vendors seeking payment on past due invoices. All claims were settled amicably, and payment plans have been agreed upon whereby the outstanding amounts will be paid in full, all of which the liability is captured in accounts payable. The Company expects no litigation in these matters and therefore believes there is no additional financial exposure, other than amounts already recorded within accounts payable. The Company does not have any other commitments or contingencies as of September 30, 2018.

NOTE 14 – RELATED PARTY TRANSACTIONS

During the period ended September 30, 2018, the Company’s officers advanced to the Company an amount of $34,592 by way of a loan, for purposes of processing payments to Company vendors. As of September 30, 2018, the Company was obligated to the officers, for an unsecured, non-interest-bearing demand loan with a balance of $34,592. The liability for this note is recorded within the accounts payable liability on the balance sheet.

NOTE 15 – SUBSEQUENT EVENTS

Between October 2018 and January 2019, the Company received funds totaling $1,022,500 in the form of promissory notes from Precision Therapeutics. The promissory notes bear interest of 8% per annum and the amounts remain due on demand. Management has evaluated subsequent events through January 22, 2019, the date on which the consolidated financial statements were available to be issued.